                                   FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        Date of report : January 25, 2000
                                         ----------------




                          CHARTER COMMUNICATIONS, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)



       000-27927                                           43-1857213
       ---------                                           ----------
(COMMISSION FILE NUMBER)                              (FEDERAL EMPLOYER
                                                     IDENTIFICATION NUMBER)


12444 Powerscourt Drive - Suite 400
St. Louis, Missouri                                           63131
-----------------------------------                           -----
(Address of Principal Executive Offices)                    (Zip Code)

(Registrant's telephone number, including area code)        (314) 965-0555

     This Current Report on Form 8-K/A amends Charter Communications, Inc.'s previous Current Report on Form 8-K (dated November 12, 1999 and filed on November 29, 1999).

ITEM 7   FINANCIAL STATEMENTS AND EXHIBITS

         On November 12, 1999, Charter Communications Holding Company, LLC (Charter Holdco), managed by and 40.6% owned by Charter Communications, Inc. (the "Company"), completed the acquisition of partnership interests in Falcon Communications, L.P. (FCLP) from Falcon Holding Group, L.P. and TCI Falcon Holdings, LLC, interests in a number of entities held by Falcon Cable Trust and Falcon Holding Group, Inc., specified interests in Enstar Communications Corporation and Enstar Finance Company, LLC held by Falcon Holding Group, L.P. and specified interests in Adlink held by DHN Inc. (collectively referred to as the "Falcon Acquisition" herein). Charter Investment, Inc., an affiliate of the Company, entered into the Falcon Acquisition purchase agreement in May 1999 and assigned its rights under the purchase agreement to Charter Holdco.

         The purchase price for the Falcon Acquisition was $3.5 billion, subject to adjustment, and was comprised of $1.3 billion in cash, $550 million in equity of Charter Holdco and $1.7 billion in assumed debt. A portion of the proceeds from the Company's initial public offering of Class A common stock were used to fund the Falcon Acquisition.

         The Falcon cable systems are located in California and the Pacific Northwest, Missouri, North Carolina, Alabama and Georgia and serve approximately 1,005,000 customers. For the nine months ended September 30, 1999, the Falcon cable systems had revenues of approximately $320.2 million. For the year ended December 31, 1998, the Falcon cable systems had revenues of approximately $307.6 million.


         (a) Pro forma financial information.

Pursuant to Article 11 of Regulation S-X, pro forma unaudited financial statements are included herein.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

         The following Unaudited Pro Forma Financial Statements of Charter Communications, Inc. are based on the historical financial statements of Charter Communications Inc. Prior to the issuance and sale by Charter Communications, Inc. of Class A common stock (the "Initial Public Offering"), Charter Communications, Inc. was a holding company with no material assets or operations. The net proceeds were used, directly or indirectly, by Charter Communications, Inc. to purchase membership units in Charter Communications Holding Company, LLC (Charter Communications Holdings Company), which used the funds to pay a portion of the purchase prices of the cable systems of Fanch Cablevision L.P. and affiliates (Fanch), Falcon Communications, L.P. (Falcon) and Avalon Cable LLC (Avalon) acquisitions. As a result, Charter Communications, Inc. consolidates the financial statements of Charter Communications Holding Company. Charter Communications, Inc.'s consolidated financial statements will include the assets and liabilities of Charter Communications Holding Company at their historical carrying values since both Charter Communications, Inc. and Charter Communications Holding Company were under the control of Paul G. Allen before and after the Initial Public Offering. Since January 1, 1999, Charter Communications Holding Company and Charter Communications Holdings, LLC, (Charter Holdings) have closed numerous acquisitions. In addition, a subsidiary of Charter Holdings merged with Marcus Cable Holdings, LLC (Marcus Holdings) in April 1999. Charter Communications, Inc.'s consolidated financial statements are adjusted on a pro forma basis to illustrate the estimated effects of the acquisition of cable systems from InterMedia Capital Partners IV, L.P., InterMedia Partners and affiliates (collectively "InterMedia" herein), and the Falcon acquisition as if these transactions had occurred on September 30, 1999 for the Unaudited Pro Forma Balance Sheet and to illustrate the estimated effects of the following transactions as if they had occurred on January 1, 1998 for the Unaudited Pro Forma Statements of Operations:

         (1) the acquisition of Charter Communications Holding Company on December 23, 1998 by Mr. Allen;

         (2) the acquisition of certain cable systems from Sonic Communications Inc. on May 20, 1998 by Charter Holdings for an aggregate purchase price net of cash acquired, of $228.4 million, comprised of $167.5 million in cash and $60.9 million in a note payable to the seller;

         (3) the acquisition of Marcus Cable Company, L.L.C. (Marcus Cable) by Mr. Allen and Marcus Holdings' merger with and into Charter Holdings effective March 31, 1999;

         (4)      the acquisitions and dispositions during 1998 by Marcus Cable;

         (5) the acquisitions by Charter Communications Holding Company, Charter Holdings and their subsidiaries completed from January 1, 1998 through October 1, 1999;

         (6) the refinancing of all the debt of our subsidiaries through the issuance of the March 1999 Charter Holdings senior notes and senior discount notes and funding under Charter Operating's credit facilities; and

         (7) the completion of the Falcon acquisition, including the repurchase of Falcon 8.375% senior debentures due 2010 and 9.285% senior discount debentures due 2010.

         The Unaudited Pro Forma Balance Sheet also illustrates the effects of the issuance and sale by us of 195.5 million shares of Class A common stock at a price of $19.00, and the equity contribution of the net proceeds to Charter Communications Holding Company. The net proceeds purchased 195.5 million common membership units in Charter Communications Holding Company, representing a 47.3% economic interest and a 100% voting interest, prior to the equity contributions from Mr. Allen and the closing of any acquisitions by Charter Communications Holding Company. Prior to the initial public offering, Charter Investment, Inc. owned approximately 217.6 million common membership units of Charter Communications Holding Company.

         After considering additional membership units issued by Charter Communications Holding Company to Mr. Allen, through Vulcan Cable III Inc., and to the sellers of Rifkin Acquisition Partners, L.L.L.P. and Interlink Communications Partners, LLLP (collectively "Rifkin" herein) and Falcon, the economic interest held by Charter Communications, Inc. is reduced to 40.6%. Based on the terms of the agreements with the sellers of Rifkin and Falcon, they received 6.9 million and 20.8 million membership units, respectively, at a price per membership unit of $19.19 and $26.32, respectively. Of the 20.8 million membership units issued to certain Falcon sellers, 1.6 million units were put to Mr. Allen. All remaining membership units were exchanged for Class A common stock of Charter Communications, Inc. Because of possible violations of Section 5 of the Securities Act of 1933, as amended, the holders of these equity interests may have unsecured creditor rights to require us to repurchase all of these equity interests in connection with the issuance of membership units. We have classified these potential obligations as short-term debt in the Unaudited Pro Forma Balance Sheet. Accordingly, we have decreased Charter Communications, Inc.'s equity interest in Charter Communications Holding Company to 37.6%.

         Mr. Allen, through Vulcan Cable III Inc., received 41.4 million membership units in Charter Communications Holding Company for his $750 million equity investment made at the time of the Initial Public Offering. Prior to the Initial Public Offering, Mr. Allen contributed $1.325 billion in cash and equity interests and received 63.9 million membership units in Charter Communications Holdings Company. As such, the consolidated pro forma financial statements of Charter Communications, Inc. reflect a minority interest equal to 62.4% of the equity of Charter Communications Holding Company and depict 62.4% of the losses being allocated to minority interest.

         The Unaudited Pro Forma Financial Statements reflect the application of the principles of purchase accounting to the transactions listed in items (1) through (5) and (7) above. The allocation of certain purchase prices is based, in part, on preliminary information, which is subject to adjustment upon obtaining complete valuation information of intangible assets and post-closing purchase price adjustments. We believe that finalization of the purchase prices will not have a material impact on the results of operations or financial position of Charter Communications, Inc.

         The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. In particular, the pro forma adjustments assume the following:

         - We will transfer to sellers of the InterMedia cable systems the Indiana cable system that was retained at the time of the InterMedia closing pending receipt of the necessary regulatory approvals;

         - We will repurchase the Falcon debentures at prices equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, or accreted value, as applicable, using a portion of the net proceeds from the private placement of $1.5 billion of senior notes and senior discount notes (the "January 2000 High Yield Notes"); and

         - After the completion of the Falcon acquisition, 62.4% of the membership units of Charter Communications Holding Company are exchangeable for Class A and Class B common stock of Charter Communications, Inc. at the option of the holders. We assume none of these membership units have been exchanged for Charter Communications, Inc.'s common stock.

         The Unaudited Pro Forma Financial Statements of Charter Communications, Inc. do not purport to be indicative of what our financial position or results of operations would actually have been had the transactions described above been completed on the dates indicated or to project our results of operations for any future date.



                                                                UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                                                     NINE MONTHS ENDED SEPTEMBER 30, 1999
                                             --------------------------------------------------------------------------------
                                              CHARTER         RECENT                      FALCON      OFFERING
                                        COMMUNICATIONS,INC. ACQUISITIONS                 ACQUISITION  ADJUSTMENTS
                                              (NOTE A)        (NOTE B)    SUBTOTAL        (NOTE B)     (NOTE C)      TOTAL
                                              --------        --------    --------        --------     --------      -----
                                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues................................     $   970,362    $   396,598  $ 1,366,960   $    322,739   $      --   $  1,689,699
                                             -----------    -----------  -----------   ------------   ---------   ------------
Operating expenses:
   Operating, general and
     administrative.....................         505,041        201,163      706,204        156,962          --        863,166
   Depreciation and amortization........         505,059        203,492      708,551        204,040          --        912,591
   Stock option compensation expense....          59,288             --       59,288             --          --         59,288
   Corporate expense charges (Note D)...          18,309         32,113       50,422         12,221          --         62,643
   Management fees......................              --          6,878        6,878             70          --          6,948
                                             -----------    -----------  -----------   ------------   ---------   ------------
     Total operating expenses...........       1,087,697        443,646    1,531,343        373,293          --      1,904,636
                                             -----------    -----------  -----------   ------------   ---------   ------------
Loss from operations....................        (117,335)       (47,048)    (164,383)       (50,554)         --       (214,937)
Interest expense........................        (310,650)      (106,873)    (417,523)      (139,459)     (9,387)      (566,369)
Interest income.........................           2,284            501        2,785             --          --          2,785
Other expense...........................            (335)          (440)        (775)            --          --           (775)
                                             -----------    -----------  -----------   ------------   ---------   ------------
Loss before minority interest and
        extraordinary item..............        (426,036)      (153,860)    (579,896)      (190,013)     (9,387)      (779,296)
Minority interest.......................         380,369             --      380,369             --     105,912        486,281
                                             -----------    -----------  -----------   ------------   ---------   ------------
Loss before extraordinary item..........     $   (45,667)   $  (153,860) $  (199,527)  $   (190,013)  $  96,525   $   (293,015)
                                             ===========    ===========  ===========   ============   =========   ============

Basic loss per share (Note E)...........                                                                          $      (4.19)
                                                                                                                  ============

Diluted loss per share (Note E).........                                                                          $      (4.19)
                                                                                                                  ============

Weighted average shares outstanding:
   Basic (Note F).......................                                                                            69,914,573
   Diluted (Note F).....................                                                                            69,914,573

OTHER FINANCIAL DATA:
Adjusted EBITDA (Note G)................     $   465,321    $   195,435  $   660,756   $    165,777               $    826,533
Adjusted EBITDA margin (Note H).........            48.0%          49.3%        48.3%          51.4%                      48.9%

                  NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

NOTE A: Pro forma operating results for Charter Communications, Inc. consist of the following (dollars in thousands):



                                                               HISTORICAL
                                                               ----------
                                                         1/1/99
                                                         THROUGH        1/1/99
                                                         9/30/99        THROUGH
                                                         CHARTER        3/31/99
                                                     COMMUNICATIONS,     MARCUS          PRO FORMA
                                                          INC.       HOLDINGS (A)       ADJUSTMENTS            TOTAL
                                                          ----       -----------        -----------            -----

Revenues.............................................  $   845,182    $    125,180  $          --          $     970,362
                                                       -----------    ------------  -------------          -------------
Operating expenses:
Operating, general and administrative................      436,057          68,984             --                505,041
Depreciation and amortization........................      441,391          51,688         11,980    (b)         505,059
Stock option compensation expense....................       59,288              --             --                 59,288
Corporate expense charges............................       18,309              --             --                 18,309
Management fees......................................           --           4,381         (4,381)   (c)              --
                                                       -----------    ------------  -------------          -------------
   Total operating expenses..........................      955,045         125,053          7,599              1,087,697
                                                       -----------    ------------  -------------          -------------
Income (loss) from operations........................     (109,863)            127         (7,599)              (117,335)
Interest expense.....................................     (288,750)        (27,067)         5,167    (d)        (310,650)
Interest income......................................       18,326             104        (16,146)   (e)           2,284
Other expense........................................         (177)           (158)            --                   (335)
                                                       -----------    ------------  -------------          -------------
Loss before minority interest and
   extraordinary item................................     (380,464)        (26,994)       (18,578)              (426,036)
Minority interest....................................      380,369              --             --                380,369
                                                       -----------    ------------  -------------          -------------
Loss before extraordinary item.......................  $       (95)   $    (26,994) $     (18,578)         $     (45,667)
                                                       ===========    ============  =============          =============

(a) Marcus Holdings represents the results of operations of Marcus Cable through March 31, 1999, the date of its merger with Charter Holdings.

(b) As a result of Mr. Allen acquiring a controlling interest in Marcus Cable, a large portion of the purchase price was recorded as franchises ($2.5 billion) that are amortized over 15 years. This resulted in additional amortization for the period from January 1, 1999 through March 31, 1999. The adjustment to depreciation and amortization expense consists of the following (dollars in millions):


                                                                                          WEIGHTED AVERAGE
                                                                                             USEFUL LIFE     DEPRECIATION/
                                                                               FAIR VALUE    (IN YEARS)      AMORTIZATION
                                                                               ----------    ----------      ------------
         Franchises...........................................                   $2,500.0          15         $      40.8
         Cable distribution systems...........................                      720.0           8                21.2
         Land, buildings and improvements.....................                       28.3          10                 0.7
         Vehicles and equipment...............................                       13.6           3                 1.0
                                                                                                              -----------
             Total depreciation and amortization..............                                                       63.7
             Less-historical depreciation and amortization
                of Marcus Holdings............................                                                      (51.7)
                                                                                                              -----------
                   Adjustment.................................                                                $      12.0
                                                                                                              ===========


(c)      Reflects the elimination of management fees.

(d) As a result of the acquisition of Marcus Cable by Mr. Allen, the carrying value of outstanding debt was recorded at estimated fair value, resulting in a debt premium that is to be amortized as an offset to interest expense over the term of the debt. This resulted in a reduction of interest expense. Interest expense was further reduced by the effects of the extinguishment of substantially all of our long-term debt in March 1999, excluding borrowings of our previous credit facilities, and the refinancing of all previous credit facilities.

(e) Reflects the elimination of interest income on excess cash since we assumed substantially all such cash was used to acquire InterMedia.

         NOTE B: Pro forma operating results for our recent acquisitions and the Falcon acquisition consist of the following (dollars in thousands):


                                                                NINE MONTHS ENDED SEPTEMBER 30, 1999
                                    -------------------------------------------------------------------------------------
                                                                     RECENT ACQUISITIONS-HISTORICAL
                                    -------------------------------------------------------------------------------------
                                                          GREATER
                                                AMERICAN   MEDIA                           INTERMEDIA
                               RENAISSANCE(A)   CABLE(A) SYSTEMS(A) HELICON(A)  RIFKIN(A)    SYSTEMS   OTHER(A)   TOTAL
                               --------------   -------- ---------  ----------  ---------    -------   --------   -----
Revenues.........................   $ 20,396  $  12,311  $  42,348  $  49,565  $ 152,364  $ 152,789  $  11,303  $ 441,076
                                    --------  ---------  ---------  ---------    -------    -------  ---------  ---------
Operating expenses:
  Operating, general and
    administrative...............      9,382      6,465     26,067     31,693     95,077     84,174      6,213    259,071
  Depreciation and amortization..      8,912      5,537      5,195     16,617      7,985     79,325      3,746    197,317
  Management fees................         --        369         --      2,511      2,513      2,356        447      8,196
                                    --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total operating expenses.....     18,294     12,371     31,262     50,821    175,575    165,855     10,406    464,584
                                    --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from operations....      2,102        (60)    11,086     (1,256)   (23,211)   (13,066)       897    (23,508)
Interest expense.................     (6,321)    (3,218)      (565)   (20,682)   (34,926)   (17,636)    (1,944)   (85,292)
Interest income..................        122         32         --        124         --        187         --        465
Other income (expense)...........         --          2       (398)        --    (12,742)    (2,719)       (30)   (15,887)
                                    --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income tax
  expense (benefit)..............     (4,097)    (3,244)    10,123    (21,814)   (70,879)   (33,234)    (1,077)  (124,222)
Income tax expense (benefit).....        (65)         5      4,535         --     (1,975)    (2,681)        --       (181)
                                    --------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before
  extraordinary item.............   $ (4,032) $  (3,249) $   5,588  $ (21,814) $ (68,904) $ (30,553) $  (1,077) $(124,041)
                                    ========  =========  =========  =========  =========  =========  =========  =========




                                                                                                       NINE MONTHS ENDED
                                                                                                      SEPTEMBER 30, 1999
                                                                                                      FALCON ACQUISITION
                                                                                                          -HISTORICAL
                                                                                                          -----------
Revenues................................................................................................   $    320,228
                                                                                                           ------------
Operating expenses:
   Operating, general and administrative................................................................        167,824
   Depreciation and amortization........................................................................        168,546
   Equity-based deferred compensation...................................................................         44,600
                                                                                                           ------------
      Total operating expenses..........................................................................        380,970
                                                                                                           ------------
Loss from operations....................................................................................        (60,742)
Interest expense........................................................................................        (98,931)
Other income............................................................................................          8,085
                                                                                                           ------------
Loss before income tax benefit..........................................................................       (151,588)
Income tax benefit......................................................................................         (3,022)
                                                                                                           -------------
Loss before extraordinary item..........................................................................   $   (148,566)
                                                                                                           ============


                                                                     NINE MONTHS ENDED SEPTEMBER 30, 1999
                                         -----------------------------------------------------------------------------------------
                                                                        RECENT ACQUISITIONS
                                         -----------------------------------------------------------------------------------------
                                                                                   PRO FORMA
                                         -----------------------------------------------------------------------------------------
                                         HISTORICAL    ACQUISITIONS(B)     DISPOSITIONS(C)     ADJUSTMENTS                TOTAL
                                         ----------    ---------------     ---------------     -----------              ----------
Revenues..........................       $  441,076        $  8,286          $  (49,436)        $  (3,328) (e)            396,598
                                         ----------        --------          ----------         ---------               ---------
Operating expenses:
  Operating, general and
    administrative................          259,071           4,358             (23,566)          (38,700) (e)(f)         201,163
  Depreciation and amortization...          197,317           1,126             (20,845)           25,894  (g)            203,492
  Equity-based deferred
   compensation...................                -               -                   -                 -                       -
  Corporate expense charges.......                -               -                   -            32,113  (f)             32,113
  Management fees.................            8,196             395              (1,713)                -                   6,878
                                         ----------        --------          ----------         ---------               ---------
    Total operating expenses......          464,584           5,879             (46,124)           19,307                 443,646
                                         ----------        --------          ----------         ---------               ---------
Income (loss) from operations.....          (23,508)          2,407              (3,312)          (22,635)                (47,048)
Interest expense..................          (85,292)         (1,366)                 11           (20,226) (i)           (106,873)
Interest income...................              465              36                   -                 -                     501
Other income (expense)............          (15,887)              9                 (21)           15,459  (j)               (440)
                                         ----------        --------          ----------         ---------               ---------
Income (loss) before income
  tax expense (benefit)...........         (124,222)          1,086              (3,322)          (27,402)               (153,860)
Income tax expense (benefit)......             (181)           (114)                  -               295  (k)                  -
                                         ----------        --------          ----------         ---------               ---------
Income (loss) before
  extraordinary item..............       $ (124,041)       $  1,200          $   (3,322)        $ (27,697)              $(153,860)
                                         ==========        ========          ==========         =========               =========





                                                             NINE MONTHS ENDED SEPTEMBER 30, 1999
                                  -----------------------------------------------------------------------------------------
                                                                     FALCON ACQUISITION
                                  -----------------------------------------------------------------------------------------
                                                                         PRO FORMA
                                  -----------------------------------------------------------------------------------------
                                  HISTORICAL      ACQUISITIONS(B)    DISPOSITIONS(D)          ADJUSTMENTS           TOTAL
                                  ----------      ---------------    ---------------          -----------        ----------
Revenues ......................   $ 320,228           $ 2,968            $  (457)               $      -         $  322,739
                                  ---------           -------            -------                --------         ----------
Operating expenses:
  Operating, general and
    administrative ............     167,824             1,599               (240)                (12,221) (f)       156,962
  Depreciation and amortization     168,546               936               (195)                 34,753  (g)       204,040
  Equity-based deferred
   compensation ...............      44,600                 -                  -                 (44,600) (h)             -
  Corporate expense charges ...           -                 -                  -                  12,221  (f)        12,221
  Management fees .............           -                70                  -                       -                 70
                                  ---------           -------            -------                --------         ----------
    Total operating expenses ..     380,970             2,605               (435)                 (9,847)           373,293
                                  ---------           -------            -------                --------         ----------
Income (loss) from operations..     (60,742)              363                (22)                  9,847           (50,554)
Interest expense ..............     (98,931)             (221)                 2                 (40,309) (i)     (139,459)
Interest income ...............           -                 -                  -                       -                 -
Other income (expense) ........       8,085                73             (2,555)                 (5,603) (j)            -
                                  ---------           -------            -------                --------         ---------
Income (loss) before income
  tax expense (benefit) .......    (151,588)              215             (2,575)                (36,065)         (190,013)
Income tax expense (benefit) ..      (3,022)                -                  -                   3,022  (k)            -
                                  ---------           -------            -------                --------         ---------
Income (loss) before
  extraordinary item ..........   $(148,566)          $   215            $(2,575)               $(39,087)        $(190,013)
                                  =========           =======            =======                ========         =========



(a) Renaissance represents the results of operations of Renaissance Media Group LLC through April 30, 1999, the date of acquisition by Charter Holdings. American Cable represents the results of operations of American Cable Entertainment, LLC (American Cable) through May 7, 1999, the date of acquisition by Charter Holdings. Greater Media Systems represents the results of operations of cable systems of Greater Media Cablevision, Inc. through June 30, 1999, the date of acquisition by Charter Holdings. Helicon represents the results of operations of Helicon Partners I, L.P. and affiliates through July 30, 1999, the date of acquisition by Charter Holdings. Rifkin includes its results of operations through September 13, 1999, the date of acquisition by Charter Holdings. Other represents the results of operations of Vista Broadband Communications, L.L.C. through July 30, 1999, the date of acquisition by Charter Holdings and the results of operations of cable systems of Cable Satellite of South Miami, Inc. through August 4, 1999, the date of acquisition by Charter Holdings.

(b) Represents the historical results of operations for the period from January 1, 1999 through the date of purchase for acquisitions completed by Rifkin and Falcon. These acquisitions were accounted for using the purchase method of accounting. The purchase price in millions and closing dates for significant acquisitions are as follows:

                                                         RIFKIN
                                                         ------
         Purchase price............                    $165.0
         Closing date..............                    February 1999
         Purchase price............                    $53.8
         Closing date..............                    July 1999

(c) Represents the elimination of the operating results related to the cable systems transferred to InterMedia as part of a swap of cable systems in October 1999. The agreed value of our systems transferred to InterMedia was $420.0 million. This number includes 30,000 customers served by an Indiana cable system that we did not transfer at the time of the InterMedia closing because some of the necessary regulatory approvals were still pending. We are obligated to transfer this system to InterMedia upon receipt of such regulatory approvals. We will have to pay $88.2 million to InterMedia if we do not obtain timely regulatory approvals for our transfer to InterMedia of the Indiana cable system and we are unable to transfer replacement systems. No material gain or loss is anticipated on the disposition as these systems were recently acquired and recorded at fair value at that time.

(d) Represents the elimination of the operating results related to the sale of a Falcon cable system sold in January 1999.

(e) Reflects the elimination of historical revenues and expenses associated with an entity not included in the purchase by Charter.

(f) Reflects a reclassification of expenses representing corporate expenses that would have occurred at Charter Investment, Inc. totaling $44.3 million and the elimination of stock compensation expenses that were included in operating, general and administrative expense.

(g) Represents additional depreciation and amortization as a result of our recent acquisitions and Falcon acquisition. A large portion of the purchase price was allocated to franchises ($6.8 billion) that are amortized over 15 years. The adjustment to depreciation and amortization expense consists of the following (dollars in millions):

                                                                                         WEIGHTED AVERAGE    DEPRECIATION/
                                                                          FAIR VALUE        USEFUL LIFE      AMORTIZATION
                                                                          ----------        -----------      ------------
         Franchises...................................................   $    6,792.2           15            $      295.9
         Cable distribution systems...................................        1,108.9            8                    97.6
         Land, buildings and improvements.............................           34.6           10                     2.3
         Vehicles and equipment.......................................           57.1            3                    11.7
                                                                                                              ------------
             Total depreciation and amortization......................                                               407.5
             Less-historical depreciation and amortization............                                              (346.9)
                                                                                                              -------------
                Adjustment............................................                                        $       60.6
                                                                                                              ============

(h) Reflects the elimination of change in control payments under the terms of Falcon's equity-based compensation plans that were triggered by the acquisition of Falcon. These plans will be terminated and the employees will participate in the option plan of Charter Communications Holding Company. As such, these costs will not recur.

(i) Reflects additional interest expense on borrowings, which have been or will be used to finance the acquisitions as follows (dollars in millions):


         $506.6 million 8% liability to sellers--Falcon...................................................       $    30.4
         $133.3 million 8% liability to sellers--Rifkin...................................................            10.7
         $1.0 billion of credit facilities at a composite current rate of 7.9%--CC VII-Falcon.............            59.1
         $375.0 million 8.375% senior debentures--Falcon..................................................            23.6
         $435.3 million 9.285% senior discount debentures--Falcon.........................................            26.4
         Interest expense for recent acquisitions prior to closing at composite current rate of 8.2%......            96.1
                                                                                                                 ---------
              Total pro forma interest expenses...........................................................           246.3
              Less-historical interest expense from acquired companies....................................          (185.8)
                                                                                                                 ---------
                 Adjustment...............................................................................       $    60.5
                                                                                                                 =========

          An increase in the interest rate of 0.125% on all variable rate debt would result in an increase in interest expense of $4.9 million.

(j) Represents the elimination of gain (loss) on sale of cable systems whose results of operations have been eliminated in (c) and (d) above.

(k) Reflects the elimination of income tax expense (benefit) as a result of expected recurring future losses. The losses will not be tax benefited and no net deferred tax assets will be recorded.

         NOTE C: The offering adjustment to interest expense of approximately $9.4 million in higher interest expense consist of the following (dollars in millions):

                                                                                                               INTEREST
DESCRIPTION                                                                                                     EXPENSE
-----------                                                                                                     -------
$726.4 million of January 2000 High Yield Notes (at a blended rate of 10.5%)......................             $     57.5
Amortization of debt issuance costs...............................................................                    1.9
                                                                                                               ----------
   Total pro forma interest expense...............................................................                   59.4
   Less-historical interest expense...............................................................                  (50.0)
                                                                                                               ----------
       Adjustment.................................................................................             $      9.4
                                                                                                               ==========

The offering adjustment to minority interest represents the allocation of 62.4% of the net loss of Charter Communications Holding Company to the minority interest.

         NOTE D: Charter Investment, Inc. has provided corporate management and consulting services to Charter Operating. In connection with the Initial Public Offering, the existing management agreement was assigned to Charter Communications, Inc. and Charter Communications, Inc. entered into a new management agreement with Charter Communications Holding Company.

         NOTE E: Basic loss per share assumed none of the membership units of Charter Communications Holding Company are exchanged for Charter Communications, Inc. common stock and none of the outstanding options to purchase membership units of Charter Communications Holding Company that will be automatically exchanged for Charter Communications, Inc. common stock are exercised. Basic loss per share equals loss before extraordinary item divided by weighted average shares outstanding. If all the membership units were exchanged or options exercised, the effects would be antidilutive.

         NOTE F: Represents 50,000 Class B shares purchased by Mr. Allen on November 12, 1999 plus the number of shares issued in the Initial Public Offering used to finance a portion of the Falcon acquisition.

         NOTE G: Adjusted EBITDA represents loss before extraordinary item, minority interest, income taxes, depreciation and amortization, stock option compensation expense, corporate expense charges, management fees, and other income (expense). Adjusted EBITDA is presented because it is a widely accepted financial indicator of a cable company's ability to service indebtedness. However, adjusted EBITDA should not be considered as an alternative to income from operations or to cash flows from operating, investing or financing activities, as determined in accordance with generally accepted accounting principles. Adjusted EBITDA should also not be construed as an indication of a company's operating performance or as a measure of liquidity. In addition, because adjusted EBITDA is not calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. Management's discretionary use of funds depicted by adjusted EBITDA may be limited by working capital, debt service and capital expenditure requirements and by restrictions related to legal requirements, commitments and uncertainties.

         NOTE H: Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenues.

                                                           UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                                                     YEAR ENDED DECEMBER 31, 1998
                                             ------------------------------------------------------------------------------------
                                              CHARTER
                                           COMMUNICATIONS,     MARCUS         RECENT                        FALCON       OFFERING
                                                INC.          HOLDINGS     ACQUISITIONS                  ACQUISITION    ADJUSTMENTS
                                              (NOTE A)        (NOTE B)       (NOTE C)        SUBTOTAL      (NOTE C)      (NOTE D)
                                             ---------       ----------     ----------     ------------   -----------    --------
                                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

Revenues.................................    $ 601,953       $  457,929     $  597,471     $  1,657,353   $   427,118    $      -
                                             ---------       ----------     ----------     ------------   -----------    --------
Operating expenses:
  Operating, general and administrative..      304,555          236,595        291,989          833,139       211,651           -
  Depreciation and amortization..........      370,406          258,348        330,566          959,320       278,664           -
  Stock option compensation expense......          845                -              -              845             -           -
  Corporate expense charges (Note E).....       16,493           17,042         20,991           54,526         8,453           -
  Management fees........................            -                -         14,668           14,668            85           -
                                             ---------       ----------     ----------       ----------    ----------   ---------
    Total operating expenses.............      692,299          511,985        658,214        1,862,498       498,853           -
                                             ---------       ----------     ----------       ----------    ----------   ---------
Loss from operations.....................      (90,346)         (54,056)       (60,743)        (205,145)      (71,735)          -
Interest expense.........................     (200,794)        (137,627)      (239,681)        (578,102)     (184,471)    (15,237)
Other income (expense)...................          518               -          (5,825)          (5,307)            -           -
                                             ---------       ----------     ----------       ----------    ----------   ---------
Loss before minority interest and
    extraordinary item...................     (290,622)        (191,683)      (306,249)        (788,554)     (256,206)    (15,237)
Minority interest........................        5,275                -              -            5,275             -     656,163
                                             ---------       ----------     ----------       ----------    ----------   ---------
Loss before minority interest............    $(285,347)      $ (191,683)    $ (306,249)      $ (783,279)   $ (256,206)  $ 640,926
                                             =========       ==========     ==========       ==========    ==========   =========

Basic loss per share (Note F)............


Diluted loss per share (Note F)..........


Weighted average shares outstanding:
   Basic (Note G)........................
   Diluted (Note G)......................

OTHER FINANCIAL DATA:
Adjusted EBITDA (Note H).................    $ 297,398       $  221,334    $  305,482        $  824,214       215,467
Adjusted EBITDA margin (Note I)..........         49.4%            48.3%         51.1%             49.7%         50.4%



                                          UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                                 YEAR ENDED DECEMBER 31, 1998
                                         --------------------------------------------
                                                             TOTAL
                                                         ------------
                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues.................................                $  2,084,471
                                                         ------------
Operating expenses:
  Operating, general and administrative..                   1,044,790
  Depreciation and amortization..........                   1,237,984
  Stock option compensation expense......                         845
  Corporate expense charges (Note E).....                      62,979
  Management fees........................                      14,753
                                                         ------------
    Total operating expenses.............                   2,361,351
                                                         ------------
Loss from operations.....................                    (276,880)
Interest expense.........................                    (777,810)
Other income (expense)...................                      (5,307)
                                                         ------------
Loss before minority interest and
    extraordinary item...................                  (1,059,997)
Minority interest........................                     661,438
                                                         ------------
Loss before minority interest............                $   (398,559)
                                                         ============

Basic loss per share (Note F)............                $      (5.70)
                                                         ============

Diluted loss per share (Note F)..........                $      (5.70)
                                                         ============

Weighted average shares outstanding:
   Basic (Note G)........................                  69,914,573
   Diluted (Note G)......................                  69,914,573

OTHER FINANCIAL DATA:
Adjusted EBITDA (Note H).................                $  1,039,681
Adjusted EBITDA margin (Note I)..........                        49.9%


            NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

          NOTE A: Pro forma operating results for Charter Communications, Inc. including the acquisition of us on December 23, 1998 by Mr. Allen and the acquisition of Sonic Communications, Inc. (Sonic), consist of the following (dollars in thousands):




                                    12/24/98                                                1/1/98
                                    THROUGH                                                 THROUGH
                                    12/31/98            1/1/98 THROUGH 12/23/98             5/20/98
                                    --------            -----------------------             -------
                                                                              CHARTER
                                    CHARTER                                COMMUNICATIONS
                                 COMMUNICATIONS,   CCA       CHARTERCOMM     HOLDINGS
                                      INC.        GROUP        HOLDINGS       COMPANY        SONIC    ELIMINATIONS   SUBTOTAL
                                   ---------    ----------    ----------    ----------    ----------  ------------  ----------
Revenues.......................... $  13,713    $  324,432    $  196,801    $   49,731    $   17,276    $     -     $  601,953
                                   ---------    ----------    ----------    ----------    ----------    -------     ----------
Operating expenses:
   Operating, general and
    administrative................     7,134       164,145        98,331        25,952         8,993          -        304,555
   Depreciation and amortization..     8,318       136,689        86,741        16,864         2,279          -        250,891
   Stock option compensation
    expense.......................       845             -             -             -             -          -            845
   Management fees/corporate
    expense charges...............       473        17,392        14,780         6,176             -          -         38,821
                                   ---------    ----------    ----------    ----------    ----------    -------     ----------
    Total operating expenses......    16,770       318,226       199,852        48,992        11,272          -        595,112
Income (loss) from operations.....    (3,057)        6,206        (3,051)          739         6,004          -          6,841
Interest expense..................    (2,353)     (113,824)      (66,121)      (17,277)       (2,624)     1,900 (c)   (200,299)
Other income (expense)............       133         4,668        (1,684)         (684)          (15)    (1,900)(c)        518
Income (loss) before income taxes
    and minority interest.........    (5,277)     (102,950)      (70,856)      (17,222)        3,365          -       (192,940)
Provision for income taxes........         -             -             -             -         1,346          -          1,346
                                   ---------    ----------    ----------    ----------    ----------    -------     ----------
Income (loss) before minority
    interest......................    (5,277)     (102,950)      (70,856)      (17,222)        2,019          -       (194,286)
Minority interest.................     5,275             -             -             -             -          -          5,275
                                   ---------    ----------    ----------    ----------    ----------    -------     ----------
Income (loss) before extraordinary
    item.......................... $      (2)   $ (102,950)   $  (70,856)   $  (17,222)   $    2,019    $     -     $ (189,011)
                                   =========    ==========    ==========    ==========    ==========    =======     ==========




                                          PRO FORMA
                                 ----------------------------

                                 ADJUSTMENTS         TOTAL
                                 -----------      -----------
Revenues........................   $      -       $   601,953
                                   --------       -----------
Operating expenses:
   Operating, general and
    administrative..............          -           304,555
   Depreciation and
    amortization................    119,515 (a)       370,406
   Stock option compensation
    expense.....................          -               845
   Management fees/corporate
    expense charges.............    (22,328)(b)        16,493
                                   --------       -----------
    Total operating expenses....     97,187           692,299
Income (loss) from operations...    (97,187)          (90,346)
Interest expense................       (495)(d)      (200,794)
Other income (expense)..........          -               518
Income (loss) before income taxes
    and minority interest.......    (97,682)         (290,622)
Provision for income taxes......     (1,346)(e)             -
                                   --------       -----------
Income (loss) before minority
    interest....................    (96,336)         (290,622)
Minority interest...............          -             5,275
                                   --------       -----------
Income (loss) before extraordinary
    item........................   $(96,336)      $  (285,347)
                                   ========       ===========


(a) Represents additional depreciation and amortization as a result of the acquisition of us by Mr. Allen. A large portion of the purchase price was allocated to franchises ($3.6 billion) that are amortized over 15 years. The adjustment to depreciation and amortization expense consists of the following (dollars in millions):




                                                                                    WEIGHTED AVERAGE         DEPRECIATION/
                                                                 FAIR VALUE      USEFUL LIFE (IN YEARS)      AMORTIZATION
                                                                 ----------      ----------------------      -------------


         Franchises............................................ $     3,600.0                     15          $      240.0
         Cable distribution systems............................       1,439.2                     12                 115.3
         Land, buildings and improvements......................          41.3                     11                   3.5
         Vehicles and equipment................................          61.2                      5                  11.6
                                                                                                              ------------
                Total depreciation and amortization............                                                      370.4
                Less-historical depreciation and amortization..                                                     (250.9)
                                                                                                              ------------
                     Adjustment................................                                               $      119.5
                                                                                                              ============

(b) Reflects the reduction in corporate expense charges of approximately $7.9 million to reflect the actual costs incurred. Management fees charged to CCA Group and CharterComm Holdings, L.P., companies not controlled by Charter Investment, Inc. at that time, exceeded the allocated costs incurred by Charter Investment, Inc. on behalf of those companies by $7.9 million. Also reflects the elimination of approximately $14.4 million of change of control payments under the terms of the then-existing equity appreciation rights plans. Such payments were triggered by the acquisition of us by Mr. Allen. Such payments were made by Charter Investment, Inc. and were not subject to reimbursement by us, but were allocated to us for financial reporting purposes. The equity appreciation rights plans were terminated in connection with the acquisition of us by Mr. Allen, and these costs will not recur.

(c) Represents the elimination of intercompany interest on a note payable from Charter Holdings to CCA Group.

(d) Reflects additional interest expense on $228.4 million of borrowings under our previous credit facilities used to finance the Sonic acquisition offset by a reduction of interest expense related to the extinguishment of substantially all of our long-term debt in March 1999, excluding borrowings of our previous credit facilities, and the refinancing of all previous credit facilities.

(e) Reflects the elimination of provision for income taxes, as a result of future expected recurring losses. The losses will not be tax benefited and no net deferred tax assets will be recorded.

         NOTE B: Pro forma operating results for Marcus Holdings consist of the following (dollars in thousands):

                                               YEAR ENDED
                                              DECEMBER 31,                                       PRO FORMA
                                                  1998      ACQUISITIONS(A)  DISPOSITIONS(B)    ADJUSTMENTS         TOTAL
                                                  ----      ---------------  ---------------    -----------         -----
Revenues................................   $     499,820     $    2,620      $    (44,511)     $        --      $   457,929
                                           -------------     ----------      ------------      -----------      -----------
Operating expenses:
    Operating, general and
      administrative....................         271,638          1,225           (20,971)         (15,297)(c)      236,595
    Depreciation and amortization.......         215,789             --                --           42,559 (d)      258,348
    Corporate expense charges...........              --             --                --           17,042 (c)       17,042
    Management fees.....................           3,341             --                --           (3,341)(c)           --
    Transaction and severance costs.....         135,379             --                --         (135,379)(e)           --
                                           -------------     ----------      ------------      -----------      -----------
      Total operating expenses..........         626,147          1,225           (20,971)         (94,416)         511,985
                                           -------------     ----------      ------------      -----------      -----------
Income (loss) from operations...........        (126,327)         1,395           (23,540)          94,416          (54,056)
Interest expense........................        (159,985)            --                --           22,358 (d)     (137,627)
Other income (expense)..................         201,278             --          (201,278)              --               --
                                           -------------     ----------      ------------      -----------      -----------
Income (loss) before
    extraordinary item..................   $     (85,034)    $    1,395      $   (224,818)     $   116,774      $  (191,683)
                                           =============     ==========      ============      ===========      ===========

(a) Represents the results of operations of acquired cable systems prior to their acquisition in 1998 by Marcus Cable.

(b) Represents the elimination of operating results and the corresponding gain on sale of cable systems sold by Marcus Cable during 1998.

(c) Represents a reclassification of expenses totaling $15.3 million from operating, general and administrative to corporate expense charges. Also reflects the elimination of management fees and the addition of corporate expense charges of $1.7 million for actual costs incurred by Charter Investment, Inc. on behalf of Marcus Holdings. Management fees charged to Marcus Holdings exceeded the costs incurred by Charter Investment, Inc. by $1.3 million.

(d) As a result of the acquisition of Marcus Holdings by Mr. Allen, a large portion of the purchase price was recorded as franchises ($2.5 billion) that are amortized over 15 years. This resulted in additional amortization for year ended December 31, 1998. The adjustment to depreciation and amortization expense consists of the following (dollars in millions):


                                                                                    WEIGHTED AVERAGE         DEPRECIATION/
                                                                 FAIR VALUE      USEFUL LIFE (IN YEARS)      AMORTIZATION
                                                                 ----------      ----------------------      ------------
Franchises...................................................   $     2,500.0                     15          $      167.2
Cable distribution systems...................................           720.0                      8                  84.5
Land, buildings and improvements.............................            28.3                     10                   2.7
Vehicles and equipment.......................................            13.6                      3                   4.0
                                                                                                              ------------
    Total depreciation and amortization......................                                                        258.4
    Less-historical depreciation and amortization............                                                       (215.8)
                                                                                                              ------------
       Adjustment............................................                                                 $       42.6
                                                                                                              ============


Additionally, the carrying value of outstanding debt was recorded at estimated fair value, resulting in a debt premium that is to be amortized as an offset to interest expense over the term of the debt. This resulted in a reduction in interest expense for the year ended December 31, 1998.

(e) As a result of the acquisition of Marcus Holdings by Mr. Allen, Marcus Holdings recorded transaction costs of approximately $135.4 million. These costs were primarily comprised of approximately $90.2 million in compensation paid to employees of Marcus Holdings in settlement of specially designated Class B membership units, approximately $24.0 million of transaction fees paid to certain equity partners for investment banking services and $5.2 million of transaction fees paid primarily for professional fees. In addition, Marcus Holdings recorded costs related to employee and officer stay-bonus and severance arrangements of approximately $16.0 million.

         NOTE C: Pro forma operating results for our recently completed and Falcon acquisition consist of the following (dollars in thousands):


                                                                  YEAR ENDED DECEMBER 31, 1998
                                  --------------------------------------------------------------------------------------
                                                                  RECENT ACQUISITIONS-HISTORICAL
                                  --------------------------------------------------------------------------------------
                                                            GREATER
                                                 AMERICAN    MEDIA                           INTERMEDIA
                                   RENAISSANCE     CABLE    SYSTEMS    HELICON   RIFKIN(A)    SYSTEMS      OTHER     TOTAL
                                   -----------     -----   ---------  --------   ---------    -------      -----     -----
Revenues........................  $  41,524     $  15,685  $  78,635  $  75,577  $ 124,382    $ 176,062  $  15,812  $ 527,677
                                  ---------     ---------  ---------  ---------  ---------    ---------  ---------  ---------
Operating expenses:............
   Operating, general and
      administrative...........      21,037         7,441     48,852     40,179     63,815       86,753      7,821    275,898
   Depreciation and
      amortization.............      19,107         6,784      8,612     24,290     47,657       85,982      4,732    197,164
   Management fees.............          --           471         --      3,496      4,106        3,147         --     11,220
      Total operating expenses       40,144        14,696     57,464     67,965    115,578      175,882     12,553    484,282
                                  ---------     ---------  ---------  ---------  ---------    ---------  ---------  ---------
Income (loss) from operations..       1,380           989     21,171      7,612      8,804          180      3,259     43,395
Interest expense...............     (14,358)       (4,501)      (535)   (27,634)   (30,482)     (25,449)    (4,023)  (106,982)
Interest income................         158           122         --         93         --          341         --        714
Other income (expense).........          --            --       (493)        --     36,279       23,030          5     58,821
                                  ---------     ---------  ---------  ---------  ---------    ---------  ---------  ---------
Income (loss) before
   income tax expense..........     (12,820)       (3,390)    20,143    (19,929)    14,601       (1,898)      (759)    (4,052)
Income tax expense (benefit)...         135            --      7,956         --     (4,178)       1,623         --      5,536
                                  ---------     ---------  ---------  ---------  ---------    ---------  ---------  ---------
Income (loss) before
   extraordinary item..........   $ (12,955)    $  (3,390) $  12,187  $ (19,929) $  18,779    $  (3,521) $    (759) $  (9,588)
                                  =========     =========  =========  =========  =========    =========  =========  =========

                                                                                                     YEAR ENDED
                                                                                                  DECEMBER 31, 1998
                                                                                                 FALCON ACQUISITION
                                                                                                     -HISTORICAL
                                                                                                     -----------
Revenues......................................................................................       $     307,558
                                                                                                     -------------
Operating expenses:
   Operating, general and administrative......................................................             161,233
   Depreciation and amortization..............................................................             152,585
                                                                                                     -------------
        Total operating expenses..............................................................             313,818
                                                                                                     -------------
Income from operations........................................................................              (6,260)
Interest expense..............................................................................            (102,591)
Other income (expense)........................................................................              (3,093)
                                                                                                     --------------
Loss before income tax expense................................................................            (111,944)
Income tax expense............................................................................               1,897
                                                                                                     -------------
Loss before extraordinary item................................................................       $    (113,841)
                                                                                                     =============




                                                         YEAR ENDED DECEMBER 31, 1998
                              ------------------------------------------------------------------------
                                                        RECENT ACQUISITIONS
                              ------------------------------------------------------------------------
                                                                  PRO FORMA
                                           -----------------------------------------------------------
                              HISTORICAL   ACQUISITIONS(B)  DISPOSITIONS(C) ADJUSTMENTS       TOTAL
                              -----------  --------------  ---------------  -----------    -----------

Revenues.................     $   527,677    $   127,429    $   (57,635)    $       -      $   597,471
                              -----------    -----------    -----------     ---------      -----------
Operating expenses:
  Operating, general
    and administrative...         275,898         66,641        (29,559)      (20,991)(e)      291,989
  Depreciation and
    amortization.........         197,164         31,262        (35,025)      137,165 (f)      330,566
  Corporate expense
    Charges..............               -              -              -        20,991 (e)       20,991
  Management fees........          11,220          4,042           (594)            -           14,668
                              -----------    -----------    -----------     ---------      -----------
    Total operating
        expenses.........         484,282        101,945        (65,178)      137,165          658,214
                              -----------    -----------    -----------     ---------      -----------
Income (loss) from
  operations.............          43,395         25,484          7,543      (137,165)         (60,743)
Interest expense.........        (106,982)       (30,354)        16,923      (119,268)(g)     (239,681)
Interest income..........             714            323              -             -            1,037
Other income (expense)...          58,821           (178)           235       (65,740)(h)       (6,862)
                              -----------    -----------    -----------     ---------      -----------
Income (loss) before
  income tax expense
  (benefit)..............          (4,052)        (4,725)        24,701      (322,173)        (306,249)
Income tax expense
  (benefit)..............           5,536          2,431             10        (7,977)(i)            -
                              -----------    -----------    -----------     ---------      -----------
Income (loss) before
  extraordinary item.....     $    (9,588)   $    (7,156)   $    24,691     $(314,196)     $  (306,249)
                              ===========    ===========    ===========     =========      ===========




                                                      YEAR ENDED DECEMBER 31, 1998
                           -----------------------------------------------------------------------------
                                                            FALCON ACQUISITION
                           -----------------------------------------------------------------------------
                                                                 PRO FORMA
                                        ----------------------------------------------------------------
                           HISTORICAL   ACQUISITIONS(B)   DISPOSITIONS(D)    ADJUSTMENTS         TOTAL
                           ----------   ---------------   ---------------    ------------      ---------

Revenues.................  $  307,558     $ 121,650         $     (2,090)    $       -         $ 427,118
                           ----------     ---------         -------------    ---------         ---------
Operating expenses:
  Operating, general
    and administrative...     161,233        56,997                 (979)       (5,600)(e)       211,651
  Depreciation and
    amortization.........     152,585        31,234                 (956)       95,801 (f)       278,664
  Corporate expense
    Charges..............           -         2,853                    -         5,600 (e)         8,453
  Management fees........           -           123                  (38)            -                85
                           ----------     ---------         ------------     ---------         ---------
    Total operating
        expenses.........     313,818        91,207               (1,973)       95,801           498,853
                           ----------     ---------         ------------     ---------         ---------

  operations.............      (6,260)       30,443                 (117)      (95,801)          (71,735)
Interest expense.........    (102,591)      (12,985)                   4       (68,899)(g)      (184,471)
Interest income..........           -             -                    -             -                 -
Other income (expense)         (3,093)        5,088                    -        (1,995)(h)             -
                           ----------     ---------         ------------     ---------         ---------
Income (loss) before
  income tax expense
  (benefit)..............    (111,944)       22,546                (113)      (166,695)         (256,206)
Income tax expense
  (benefit)..............       1,897             -                   -         (1,897)(i)             -
                           ----------     ---------         -----------      ---------         ---------
Income (loss) before
  extraordinary item.....  $ (113,841)    $  22,546         $      (113)     $(164,798)        $(256,206)
                           ==========     =========         ===========      =========         =========



(a) Rifkin includes the results of operations of Rifkin Acquisition Partners, L.L.L.P., as follows (dollars in thousands):

                                                                            RIFKIN
                                                                          ACQUISITION           OTHER           TOTAL
                                                                          -----------        -----------     -----------
Revenues...............................................................   $    89,921        $    34,461     $   124,382
Income from operations.................................................         1,040              7,764           8,804
Income (loss) before extraordinary item................................        24,419             (5,640)         18,779

(b) Represents the historical results of operations for the period from January 1, 1998 through the date of purchase for acquisitions completed by Renaissance, the InterMedia systems, Helicon, Rifkin, and Falcon in 1998, and for the year ended December 31, 1998 for acquisitions completed in 1999.

These acquisitions were accounted for using the purchase method of accounting. Purchase prices and the closing dates for significant acquisitions are as follows (dollars in millions):


                                   INTERMEDIA
                   RENAISSANCE       SYSTEMS       HELICON           RIFKIN           FALCON
                   -----------       -------       -------           ------           ------
Purchase price....  $309.5         $29.1           $26.1             $165.0           $86.2
Closing date......  April 1998     December 1998   December 1998     February 1999    July 1998
Purchase price....                                                   $53.8            $158.6
Closing date......                                                   July 1999        September 1998
Purchase price....                                                                    $513.3
Closing date......                                                                    September 1998


The InterMedia acquisition above was part of a "swap".

(c) Represents the elimination of the operating results primarily related to the cable systems transferred to InterMedia as part of a swap of cable systems in October 1999. The fair value of the systems transferred to InterMedia was $420.0 million. This number includes 30,000 customers served by an Indiana cable system that we did not transfer at the time of the InterMedia closing because some of the necessary regulatory approvals were still pending. We are obligated to transfer this system to InterMedia upon receipt of such regulatory approvals. We will have to pay $88.2 million to InterMedia if we do not obtain timely regulatory approvals for our transfer to InterMedia of the Indiana cable system and we are unable to transfer replacement systems. No material gain or loss is anticipated on the disposition as these systems were recently acquired and recorded at fair value at that time.

(d) Represents the elimination of the operating results related to the sale of a Falcon cable system sold in January 1999.

(e) Reflects a reclassification of expenses representing corporate expenses that would have occurred at Charter Investment, Inc.

(f) Represents additional depreciation and amortization as a result of our recently completed acquisitions and Falcon acquisition. A large portion of the purchase price was allocated to franchises ($6.8 billion) that are amortized over 15 years. The adjustments to depreciation and amortization expense consists of the following (dollars in millions):


                                                                                    WEIGHTED AVERAGE         DEPRECIATION/
                                                                 FAIR VALUE      USEFUL LIFE (IN YEARS)      AMORTIZATION
                                                                 ----------      ----------------------      ------------
Franchises...................................................   $     6,792.2                     15          $      447.1
Cable distribution systems...................................         1,108.9                      8                 141.6
Land, building and improvements..............................            34.6                     10                   3.3
Vehicles and equipment.......................................            57.1                      3                  17.2
                                                                                                              ------------
   Total depreciation and amortization.......................                                                        609.2
   Less-historical depreciation and amortization.............                                                       (376.2)
                                                                                                              ------------
       Adjustment............................................                                                 $      233.0
                                                                                                              ============

(g) Reflects additional interest expense on borrowings which have been or will be used to finance the acquisitions as follows (dollars in millions):


$2.7 billion of credit facilities at composite current rate of 8.2%......................................      $   217.9
$114.4 million 10% senior discount notes--Renaissance....................................................           10.7
$133.3 million 8% liability to sellers--Rifkin...........................................................           11.0
$506.6 million 8% liability to sellers--Falcon...........................................................           40.6
$1.0 billion of credit facilities at composite current rate of 7.9%--CC VII - Falcon.....................           80.1
$375.0 million 8.375% senior debentures--Falcon..........................................................           31.4
$435.3 million 9.285% senior discount debentures--Falcon.................................................           32.5
                                                                                                               ---------
    Total pro forma interest expenses....................................................................          424.2
    Less-historical interest expense from acquired companies.............................................         (236.0)
                                                                                                               ---------
       Adjustment........................................................................................      $   188.2
                                                                                                               =========

An increase in the interest rate on all variable rate debt of 0.125% would result in an increase in interest expense of $6.6 million.

(h) Represents the elimination of gain (loss) on the sale of cable television systems whose results of operations have been eliminated in
         (c) and (d) above.

(i) Reflects the elimination of income tax expense (benefit) as a result of expected recurring future losses. The losses will not be tax benefited and no net deferred tax assets will be recorded.


         NOTE D: The offering adjustment to interest expense of approximately $15.2 million in higher interest expense consist of the following (dollars in millions):


                                                                                                              INTEREST
DESCRIPTION                                                                                                    EXPENSE
-----------                                                                                                    -------
$726.4 million of January 2000 High Yield Notes (at a blended rate of 10.5%)..........................       $   76.6
Amortization of debt issuance costs...................................................................            2.5
                                                                                                             --------
      Total pro forma interest expense................................................................           79.1
      Less-historical interest expense ...............................................................          (63.9)
                                                                                                             --------
              Adjustment..............................................................................       $   15.2
                                                                                                             ========

The offering adjustment to minority interest represents the allocation of 62.4% of the net loss of Charter Communications Holding Company to minority interest.

         NOTE E: Charter Investment, Inc. provided corporate management and consulting services to Charter Operating in 1998 and to Marcus Holdings beginning in October 1998.

         NOTE F: Basic loss per share assumed none of the membership units of Charter Communications Holding Company are exchanged for Charter Communications, Inc. common stock and none of the outstanding options to purchase membership units of Charter Communications Holding Company that will be automatically exchanged for Charter Communications, Inc. common stock are exercised. Basic loss per share equals loss before extraordinary item divided by weighted average shares outstanding. If all the membership units were exchanged or options exercised, the effects would be antidilutive.

         NOTE G: Represents 50,000 Class B shares purchased by Mr. Allen on November 12, 1999 plus the number of shares issued in the Initial Public Offering used to finance a portion of the Falcon acquisition.

         NOTE H: Adjusted EBITDA represents loss before minority interest, interest, depreciation and amortization, stock option compensation expense, corporate expense charges, management fees and other income (expense). Adjusted EBITDA is presented because it is a widely accepted financial indicator of a cable company's ability to service indebtedness. However, adjusted EBITDA should not be considered as an alternative to income from operations or to cash flows from operating, investing or financing activities, as determined in accordance with generally accepted accounting principles. Adjusted EBITDA should also not be construed as an indication of a company's operating performance or as a measure of liquidity. In addition, because adjusted EBITDA is not calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. Management's discretionary use of funds depicted by adjusted EBITDA may be limited by working capital, debt service and capital expenditure requirements and by restrictions related to legal requirements, commitments and uncertainties.

         NOTE I: Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenues.



                                                              UNAUDITED PRO FORMA BALANCE SHEET
                                                                 AS OF SEPTEMBER 30, 1999
                               ---------------------------------------------------------------------------------------------
                                    HISTORICAL          RECENT                      FALCON         OFFERING
                                      CHARTER        ACQUISITIONS                 ACQUISITION     ADJUSTMENTS
                               COMMUNICATIONS, INC.    (NOTE A)       SUBTOTAL     (NOTE A)        (NOTE B)         TOTAL
                               --------------------    --------       --------     --------        --------         -----
                                                             (DOLLARS IN THOUSANDS)
ASSETS
Cash and cash equivalents.......  $      434,183    $ (392,367)   $     41,816    $     4,196   $   3,015,498    $  3,061,510
Accounts receivable, net........          48,470         2,230          50,700         16,236              --          66,936
Prepaid expenses and other......          27,374           920          28,294         30,422              --          58,716
                                  --------------    ----------    ------------    -----------   -------------    ------------
   Total current assets.........         510,027      (389,217)        120,810         50,854       3,015,498       3,187,162
Property, plant and equipment...       2,279,489       145,949       2,425,438        549,476              --       2,974,914
Franchises......................       8,268,021       771,585       9,039,606      3,084,626              --      12,124,232
Other assets....................         177,654       (51,882)        125,772          3,387          25,087         154,246
   Total assets.................  $   11,235,191    $  476,435    $ 11,711,626    $ 3,688,343   $   3,040,585    $ 18,440,554
                                  ==============    ==========    ============    ===========   =============    ============

LIABILITIES AND
STOCKHOLDERS' EQUITY
Short-term debt.................  $      133,312 $          --    $    133,312    $ 1,207,848   $    (701,272)   $    639,888
Accounts payable
   and accrued expenses.........         380,530        11,441         391,971        147,949              --         539,920
Pending acquisition payable.....              --            --              --      1,276,372      (1,276,372)             --
Payables to manager of cable
   systems......................          10,071            --          10,071             --              --          10,071
   Total current liabilities....         523,913        11,441         535,354      2,632,169      (1,977,644)      1,189,879
Long-term debt..................       6,244,632       464,994       6,709,626      1,012,750         726,359       8,448,735
Deferred management fees........          17,004            --          17,004             --              --          17,004
Other long-term liabilities.....          68,648            --          68,648             --              --          68,648
Minority interest...............       4,380,192            --       4,380,192             --       1,031,675       5,411,867
Stockholders' equity............             802            --             802         43,424       3,260,195       3,304,421
                                  --------------    ----------    ------------    -----------   -------------    ------------
   Total liabilities
      and stockholders' equity..  $   11,235,191    $  476,435    $ 11,711,626    $ 3,688,343   $   3,040,585    $ 18,440,554
                                  ==============    ==========    ============    ===========   =============    ============

                 NOTES TO THE UNAUDITED PRO FORMA BALANCE SHEET

         NOTE A: Pro forma balance sheets for our recently completed InterMedia Systems and the Falcon acquisitions consist of the following (dollars in thousands):


                                                                       AS OF SEPTEMBER 30, 1999
                                ----------------------------------------------------------------------------------------------------
                                            INTERMEDIA SYSTEMS ACQUISITION                           FALCON ACQUISITION
                                  -------------------------------------------------------  -----------------------------------------
                                                       PRO FORMA                                                   PRO FORMA
                                            ---------------------------------------------                ---------------------------
                                HISTORICAL  DISPOSITIONS(A)   ADJUSTMENTS         TOTAL       HISTORICAL  ADJUSTMENTS          TOTAL
                                ---------- ----------------   -----------         -----       ----------  -----------          -----
Cash and cash equivalents...... $      -     $  (4,819)       $(387,548)(b) $  (392,367)   $     4,196   $        -       $    4,196
Accounts receivable, net.......   14,971        (1,590)         (11,151)(c)       2,230         16,236            -           16,236
Receivable from related party..    7,966             -           (7,966)(d)           -          2,414       (2,414)(d)            -
Prepaid expenses and other.....    1,286          (366)               -             920         30,422            -           30,422
                                --------     ---------        ---------     -----------        -------   ----------       ----------
  Total current assets.........   24,223        (6,775)        (406,665)       (389,217)        53,268       (2,414)          50,854
Property, plant and equipment..  228,676       (82,727)               -         145,949        549,476            -          549,476
Franchises.....................  214,182      (334,137)         891,540 (e)     771,585        372,322    2,712,304 (e)    3,084,626
Deferred income taxes..........   15,279             -          (15,279)(f)           -              -            -                -
Other assets...................      544          (424)         (52,002)(g)     (51,882)       434,163     (430,776)(g)        3,387
                                --------     ---------        ---------     -----------    -----------   ----------       ----------
  Total assets................. $482,904     $(424,063)       $ 417,594     $   476,435    $ 1,409,229   $2,279,114       $3,688,343
                                ========     =========        =========     ===========    ===========   ==========       ==========
Short-term debt................ $      -     $       -        $       -     $         -    $         -   $1,207,848 (i)   $1,207,848
Accounts payable and accrued
  expenses.....................   15,504        (4,063)               -          11,441        147,949            -          147,949
Current deferred revenue.......   11,151             -          (11,151)(c)           -              -            -                -
Note payable to related party..    2,265             -           (2,265)(h)           -              -            -                -
Pending acquisition payable....        -             -                -               -              -    1,276,372 (i)    1,276,372
Other current liabilities......        -             -                -               -              -            -                -
                                --------     ---------        ---------     -----------    -----------   ----------       ----------
  Total current liabilities....   28,920        (4,063)         (13,416)         11,441        147,949    2,484,220        2,632,169
Deferred revenue...............    3,583             -           (3,583)(c)           -              -            -                -
Long-term debt.................        -      (420,000)         884,994 (i)     464,994      1,681,454     (668,704)(i)    1,012,750
Note payable to related party,
  including accrued interest...  406,975             -         (406,975)(h)           -              -            -                -
Other long-term liabilities,
  including redeemable
  preferred shares.............   14,934             -          (14,934)(j)           -        424,280     (424,280)(j)            -
Equity (deficit)...............   28,492             -          (28,492)(k)           -       (844,454)     887,878 (k)       43,424
                                --------     ---------        ---------     -----------    -----------   ----------       ----------
  Total liabilities and equity
    (deficit).................. $482,904     $(424,063)       $ 417,594     $   476,435    $ 1,409,229   $2,279,114       $3,688,343
                                ========     =========        =========     ===========    ===========   ==========       ==========




(a) Represents the historical assets and liabilities as of September 30, 1999 of cable systems transferred to InterMedia on October 1, 1999 and one Indiana cable system we are required to transfer to InterMedia as part of a swap of cable systems. The cable system being swapped will be accounted for at fair value. No material gain or loss is anticipated in conjunction with the swap.

(b) Represents Charter Communications, Inc.'s historical cash used to finance a portion of the InterMedia acquisition.

(c) Represents the offset of advance billings against accounts receivable to be consistent with Charter Communications, Inc.'s accounting policy and the elimination of deferred revenue.

(d)       Reflects assets retained by the seller.

(e) Substantial amounts of the purchase price have been allocated to franchises based on estimated fair values. This results in an allocation of purchase price as follows (dollars in thousands):


                                                                           INTERMEDIA
                                                                             SYSTEMS           FALCON             TOTAL
                                                                             -------           ------             -----
Working capital...................................................      $    (13,110)   $     (97,095)    $     (110,205)
Property, plant and equipment.....................................           145,949          549,476            695,425
Franchises........................................................           771,585        3,084,626          3,856,211
Other.............................................................              (424)           3,387              2,963
                                                                        ------------    -------------     --------------
                                                                        $    904,000    $   3,540,394     $    4,444,394
                                                                        ============    =============     ==============

         The sources of cash for the InterMedia Systems and Falcon acquisitions are as follows (dollars in millions):


Current liabilities:
   8% liability to sellers--Falcon....................................     $       506.6
   Publicly held debt, at fair market value:
       8.375% senior debentures--Falcon...............................             378.8
       9.285% senior discount debentures--Falcon......................             322.5    $     1,207.9
                                                                           -------------
Long-term liabilities:
   Credit facilities drawn down upon close of
       acquisition - CC VII-Falcon....................................           1,012.8
   Credit facilities drawn down--Charter
       Operating......................................................             903.9          1,916.7  $     3,124.6
                                                                           -------------    -------------
Funded equity contributions:
   Net proceeds related to Initial Public Offering....................                                           1,276.4
   Falcon sellers' equity put to Mr. Allen............................                                              43.4
                                                                                                           -------------
                                                                                                           $     4,444.4
                                                                                                           =============

(f) Represents the elimination of deferred income tax assets and liabilities.

(g) Represents the elimination of the unamortized historical cost of various assets based on the allocation of purchase price (see (e) above) as follows (dollars in thousands):


         Subscriber lists........................................................................         $     (208,716)
         Noncompete agreements...................................................................                 (5,869)
         Deferred financing costs................................................................                (23,578)
         Goodwill................................................................................               (291,287)
         Other assets............................................................................                (56,931)
                                                                                                          --------------
                                                                                                                (586,381)
         Less-accumulated amortization...........................................................                103,603
                                                                                                          --------------
                                                                                                          $     (482,778)
                                                                                                          ==============

(h)      Represents liabilities retained by the seller.

(i)      Represents the following (dollars in millions):

         Long-term debt not assumed..............................................................         $       (759.2)
         Helicon notes (called)..................................................................                 (115.0)
         Rifkin notes (tendered).................................................................                 (125.0)
         Falcon debentures (to be put)...........................................................                 (701.3)
                                                                                                          --------------
               Total pro forma debt not assumed..................................................               (1,700.5)
         Short-term debt:
            8% liability to sellers--Falcon .....................................................                  506.6
            8.375% senior debentures--Falcon.....................................................                  378.8
            9.285% senior discount debentures--Falcon............................................                  322.5
                                                                                                          --------------
                 Total short-term debt...........................................................                1,207.9
         Long-term debt:
            Credit facilities:
               Charter Operating.................................................................                  903.9
               CC VII-Falcon.....................................................................                1,012.8
                                                                                                          --------------
            Total long-term debt.................................................................                1,916.7
         Pending acquisition payable.............................................................                1,276.4
                                                                                                          --------------
                                                                                                          $      2,700.5
                                                                                                          ==============

         The liabilities to the Falcon and Rifkin sellers represent the potential obligations to repurchase equity interests issued to the sellers arising from possible violations of the Securities Act in connection with the issuance of equity interests to these sellers. The pending acquisition payable represents a portion of the purchase price of the Falcon acquisition funded by a portion of the proceeds of the Initial Public Offering.

(j) Represents the elimination of historical liabilities retained by the seller and the elimination of Falcon's historical redeemable preferred shares.

(k) Represents the elimination of historical deficit of $816.0 million related to the Falcon and InterMedia transfers.

         NOTE B: Offering adjustments represent the issuance and sale by Charter Communications, Inc. of Class A common stock for net proceeds of $3.5 billion, the issuance and sale by Charter Communications Holding Company of a the January 2000 High Yield Notes used to repurchase the Falcon debentures, and the addition to other assets of a portion of the estimated expenses paid in connection with the issuance and sale of the the January 2000 High Yield Notes which were capitalized and will be amortized over the term of the related debt. The excess cash recorded in the pro forma balance sheet represents proceeds from the sale of common stock which was later used to finance a portion of the purchase of Avalon and Fanch and will be used to finance a portion of the purchase of Bresnan. Also included as an offering adjustment is the effect of consolidating Charter Communications Holding Company into Charter Communications, Inc., using historical carrying values based on Charter Communications, Inc.'s purchase of membership units, in Charter Communications Holding Company. This results in the $5.4 billion of members' equity in Charter Communications Holding Company becoming minority interest in the consolidated balance sheet of Charter Communications, Inc.


         Minority interest is calculated as follows (dollars in thousands):
               Charter Communications Holding Company historical member's equity.................         $    4,380,994
               Proceeds from Initial Public Offering.............................................              4,291,870
                                                                                                          --------------
                    Pro forma members' equity....................................................              8,672,864
                    Minority interest percentage.................................................                  62.4%
                                                                                                          --------------
                 Minority interest...............................................................         $    5,411,867
                                                                                                          ==============

         Certain equity interests in Charter Communications Holding Company are exchangeable into common stock of Charter Communications, Inc. We assume no such equity interests have been exchanged. If all equity holders (other than Charter Communications, Inc.) in Charter Communications Holding Company exchanged all of their units for common stock, total stockholders' equity would increase by $5.4 billion and minority interest would decrease by $5.4 billion.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                          CHARTER COMMUNICATIONS, INC.,
                          registrant




Dated January 25, 2000    By:    /s/ KENT D. KALKWARF
                             ---------------------------------------------------
                             Name:  Kent D. Kalkwarf
                             Title: Senior Vice President and Chief Financial
                                    Officer (Principal Financial Officer and
                                    Principal Accounting Officer)